EXHIBIT 11

                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)


                   Three Months Ended               Nine Months Ended
                              Sept. 30,               Sept. 30,



                                           1995          1994         1995          1994
                                      ---------    ----------    ---------    ----------
Income before extraordinary item    $   324,765   $   318,427  $   972,441   $ 1,016,982

Extraordinary item (net of tax):
  Early extinguishment of debt           (8,650)            -       (8,650)            -
                                     ----------    ----------   ----------    ----------
Net income                              316,115       318,427      963,791     1,016,982
Less preferred dividends                    855           292        2,536           292
Net income available for             ----------    ----------   ----------    ----------
  common share calculation          $   315,260   $   318,135  $   961,255   $ 1,016,690
                                     ==========   ==========   ==========   ==========

Weighted average common shares          471,229       454,997      470,076       451,037
  outstanding                        ==========   ==========   ==========   ==========

Income available for common before
  extraordinary item                $      0.69   $      0.70  $      2.06   $      2.25

Extraordinary item (net of tax):
  Early extinguishment of debt            (0.02)            -        (0.02)            -
                                     ----------    ----------   ----------    ----------
Earnings per common share           $      0.67   $      0.70  $      2.04   $      2.25
                                     ==========   ==========   ==========   ==========



  EXHIBIT 11

                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)


                   Three Months Ended               Nine Months Ended
                 EQUIVALENT SHARE:     Sept 30,               Sept 30,



                                           1995          1994         1995          1994
                                      ---------    ----------    ---------    ----------
Income before extraordinary item    $   324,765   $   318,427  $   972,441   $ 1,016,982

Extraordinary item (net of tax):
  Early extinguishment of debt           (8,650)            -       (8,650)            -
                                     ----------    ----------   ----------    ----------
Net income                              316,115       318,427      963,791     1,016,982
Less preferred dividends                    855           292        2,536           292
Net income available for             ----------    ----------   ----------    ----------
  common share calculation          $   315,260   $   318,135  $   961,255   $ 1,016,690
                                     ==========   ==========   ==========   ==========

Weighted average common shares          471,229       454,997      470,076       451,037
  outstanding
Incremental shares from assumed
  exercise of stock options                 806           493          616           504
                                     ----------    ----------   ----------    ----------
     Total common shares                472,035       455,490      470,692       451,541
                                     ==========   ==========   ==========   ==========

Income available for common before
  extraordinary item                $      0.69   $      0.70  $      2.06   $      2.25

Extraordinary item (net of tax):
  Early extinguishment of debt            (0.02)            -        (0.02)            -
                                     ----------    ----------   ----------    ----------
Earnings per common and             $      0.67   $      0.70  $      2.04   $      2.25
  common equivalent share            ==========   ==========   ==========   ==========



  EXHIBIT 11

                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)


                     Three Months Ended               Nine Months Ended
                      FULL DILUTION:     Sept. 30,               Sept. 30,



                                                1995          1994         1995          1994
                                           ---------    ----------    ---------    ----------

Income before extraordinary item         $   324,765   $   318,427  $   972,441   $ 1,016,982

Interest on Convertible Liquid Yield
  Option Notes (LYONS)                         5,545         5,440       16,707        16,215
                                          ----------    ----------   ----------    ----------
Adjusted income before
  extraordinary item                         330,310       323,867      989,148     1,033,197

Extraordinary item (net of tax):
  Early extinguishment of debt                (8,650)            -       (8,650)            -
                                          ----------    ----------   ----------    ----------
Adjusted net income                          321,660       323,867      980,498     1,033,197
Less preferred dividends                         855           292        2,536           292
                                          ----------    ----------   ----------    ----------
Adjusted net income available for
  common share calculation               $   320,805   $   323,575  $   977,962   $ 1,032,905
                                          ==========   ==========   ==========   ==========

Weighted average common shares
  outstanding                                471,229       454,997      470,076       451,037
Incremental shares from assumed
  exercise of stock options                    1,057           493        1,042           504
Shares issued upon conversion of LYONS         9,634         9,894        9,800        10,112
                                          ----------    ----------   ----------    ----------
     Total common shares                     481,920       465,384      480,918       461,653
                                          ==========   ==========   ==========   ==========

Adjusted income available for common
  before extraordinary item              $      0.68   $      0.70  $      2.05   $      2.24

Extraordinary item (net of tax):
  Early extinguishment of debt                 (0.02)            -        (0.02)            -
                                          ----------    ----------   ----------    ----------
Earnings per common share -              $      0.66   $      0.70  $      2.03   $      2.24
  assuming full dilution                  ==========   ==========   ==========   ==========
